                              MANAGEMENT AGREEMENT
                             (Amended and Restated)

     THIS MANAGEMENT AGREEMENT (this "Agreement"), originally made and entered into the 15th day of March, 1996, amended and restated as of June 13, 1997, but effective for all purposes and in all respects as of the 1st day of April, 1996 (the "Effective Date"), by and between PRECISE TECHNOLOGY, INC., a Delaware corporation ("Precise"), and MENTMORE HOLDINGS CORP., a Delaware corporation ("Mentmore").

                                    Recitals

     A. WHEREAS, Precise desires to engage Mentmore to perform management advisory and consulting services under the terms and conditions set forth in this Agreement; and

     B. WHEREAS, Mentmore desires to be engaged by Precise to perform management advisory and consulting services under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Engagement. Precise hereby engages Mentmore to provide the management advisory and consulting services described in paragraph 3 hereof, and Mentmore hereby accepts such engagement.

     2. Term. The term of this Agreement shall commence as of the Effective Date and shall continue until March 31, 2006, which term shall be automatically extended for an additional year as of April 1 of each year, commencing April 1, 1997, unless either party shall have previously notified the other in writing that the term of this Agreement shall not be further extended (the "Term"), it being the intent of the parties that this Agreement shall have a rolling "evergreen" term of ten (10) years. To illustrate, if neither party has notified the other in writing before April 1, 1997 that the term of this Agreement shall not be further extended, as of such date the term of this Agreement shall continue until March 31, 2007. As used herein, "term of this Agreement" shall include all extensions. Upon the expiration of the final term of this Agreement, all unpaid amounts due and owing to Mentmore shall be paid in full by Precise.

     3. Termination.

          (a) Notwithstanding the terms of Section 2 above, Mentmore may terminate this Agreement upon ninety (90) days' prior written notice to Precise.

          (b) Notwithstanding the terms of Section 2 above, Precise may terminate this Agreement "for cause" upon the occurrence of: (i) the commission of a felony,



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     embezzlement, or any act of material dishonesty by any individual providing services to Precise hereunder on behalf of Mentmore which causes material harm to Precise, or (ii) a material failure of Mentmore to provide the services contemplated hereunder and the failure of Mentmore to cure the same within ninety (90) days following the date of receipt of written notice thereof setting forth in detail the nature of such failure.

          (c) In the event of the termination of this Agreement by Precise "for cause," Mentmore shall receive payment in full of all amounts due and payable hereunder through the effective date of such termination and during the period of any judicial appeal of such termination, and in no event shall the effective date of termination be earlier than the date of expiration of the ninety (90) day cure period specified in Section 3 (b) above. In the event of any termination of this Agreement, amounts payable pursuant to Articles 5 and 6 below shall be prorated based upon the ratio of the number of days during the year of the Term during which Mentmore shall be deemed hereunder to have provided such services to two hundred fifty (250). All such amounts shall be paid by Precise to Mentmore in cash or its equivalent within a reasonable period of time, not to exceed thirty
     (30) days, following such termination.

          (d) In the event of the termination of this Agreement, Mentmore will cooperate and assist Precise in order to effectuate a smooth and orderly transition in the management of Precise.

     4. Duties. During the Term, Mentmore shall provide to Precise and its subsidiaries such management advisory and consulting services with respect to Precise's business and with respect to such other matters as Precise may reasonably request from time to time, including, but not limited to, strategic planning, financial planning, business acquisition and general business development services. Such services shall be provided through the use of Mentmore employees who Mentmore reasonably deems to be qualified to provide such services. The manner in which Mentmore shall perform such services shall be determined by Mentmore in its sole discretion.

     5. Management Fees. As compensation for Mentmore's performance of its duties hereunder, Mentmore shall earn management fees (the "Management Fees") from Precise in the annual amount of $300,000 for each year during the Term. Precise shall pay the Management Fees to Mentmore and such fees shall be due monthly in arrears, commencing with the month ended June 30, 1997, in the amount of Twenty Five Thousand Dollars ($25,000.00) for each month, or portion thereof, during the Term. If Precise is unable to pay any Management Fees earned by Mentmore hereunder for any reason, then such Management Fees shall nevertheless be accrued.

     6. Expenses. Precise shall promptly reimburse Mentmore for all reasonable and customary out-of-pocket business expenses incurred by Mentmore at any time during the Term in connection with the performance of its duties hereunder, provided that:



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          (a) Each such expenditure is incurred by Mentmore in accordance with the policies and procedures reasonably established by Precise's board of directors from time to time;

          (b) Each such expenditure is of a nature qualifying it as a proper deduction on Precise's federal, state and local income tax returns, as applicable; and

          (c) Mentmore furnishes to Precise such records and documentary evidence as may be required by applicable statutes and regulations for the substantiation of Precise's deduction of each such expenditure on such income tax returns.

     7. Indemnification. Each of Mentmore and Precise agrees to indemnify, defend and hold the other harmless from and against any and all losses, liabilities, damages, costs, fines, expenses of counsel and agents, including, but not limited to, any costs involved in the course of enforcing this paragraph 7 (hereinafter referred to in this paragraph 7 as "Losses"), which may be sustained, suffered or incurred by the indemnified party as a result of, arising from or in connection with any material failure by the indemnifying party to comply with or perform any term or covenant of this Agreement. In furtherance of and not in limitation of the foregoing, Precise agrees to indemnify, defend and hold Mentmore harmless from and against any and all Losses which may be sustained, suffered or incurred by Mentmore as a result of, arising from or in connection with Mentmore's performance of its obligations under this Agreement.

     8. Arbitration. If any dispute arises between the parties with respect to the subject matter of this Agreement, and if such dispute is not resolved within fourteen (14) days after it arises, then either party may submit the dispute to the New York City office of the American Arbitration Association (the "AAA") for resolution by one (1) arbitrator in accordance with the AAA's commercial arbitration rules then in effect. The arbitrator may award any relief which he or she deems proper under the circumstances, without regard to the relief which would otherwise be available to a prevailing party in a court of law or equity. The decision of the arbitrator, unless obtained by fraud, shall be final and binding on all parties, enforceable in any court of competent jurisdiction. All filing fees. arbitrator's fees, court reporter's fees and transcript costs shall be allocated between the parties as determined by the arbitrator.

     9. Governing Law. This Agreement shall be governed in all respects by the law of the State of New York without regard to its principles of conflicts of laws.

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     11. Entire Agreement; No Waiver. This Agreement and the other documents described herein constitute the full and entire understanding and agreement among the parties with regard to the subject matter contained herein and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No


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amendment, supplement or modification of this Agreement, nor any waiver of any provision hereof, shall be effective unless the same is in writing and executed by the party against whom enforcement of such amendment, supplement or modification is sought.

     12. Miscellaneous. Any Management Fees, if not paid when due hereunder, shall thereafter bear interest at the lesser of: (a) the rate of twelve percent (12%) per annum, or (b) the maximum rate allowed by law until such time as such Management Fees may be paid.

     13. Notices. Any notice or other communication required or permitted hereunder shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telegram (with messenger service specified), or sent by prepaid overnight courier service, and addressed to the relevant party at its current business address, or at such other address as such party may, by written notice, designate as its address for purposes of notice hereunder. If mailed, notice shall be deemed to be given five (5) days after being sent, or if sent by personal delivery or by prepaid courier or telegraph service, notice shall be deemed to be given when delivered.

     14. Severability. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

     15. Interpretation. No provision of this Agreement or any agreement ancillary hereto shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not intended to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include the singular and plural and the masculine, feminine and neuter gender, as the case may be or as the context otherwise requires. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

     16. No Waiver. No waiver by any party hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or


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remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed under seal as of the date first set forth above.

WITNESS/ATTEST:                      PRECISE TECHNOLOGY, INC.,
                                     a Delaware corporation


/s/ Darlene B. Deffenbaugh           By:  /s/ John Weeks
------------------------------       ----------------------------------
                                     John Weeks, President

WITNESS/ATTEST:                      MENTMORE HOLDINGS CORPORATION,
                                     a Delaware corporation


/s/ [ILLEGIBLE]                      By:  /s/ William L. Remley
------------------------------       ----------------------------------
                                     William L. Remley, President

                                      5


                                    9/12/97
                  --------------------------------------------
                                 Notarial Seal
                     Darlene B. Deffenbaugh, Notary Public
                    North Versailles Twp., Allegheny County
                      My Commission Expires Sept. 25, 2000
                  --------------------------------------------
                  Member, Pennsylvania Association of Notaries